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                               POWER OF ATTORNEY


     I, the undersigned President, of Index Exchange Listed Securities Trust (the "Trust"), a Massachusetts business trust, do hereby constitute and appoint Michael E. Gillespie and Stephanie M. Nichols to be my true, sufficient and lawful attorney, with full power to sign for me, in my name and capacity as President, the Registration Statement of the Trust on Form N-1A, and any and all amendments thereto to be filed by the Trust under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, with respect to the offering of its shares of beneficial interest, and any and all other documents and papers relating thereto; and said attorney shall have full power of substitution; and such attorney shall have full power to do all such things in my name and on behalf of me in the capacities indicated to enable the Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and thereunder, hereby ratifying and confirming my signature as it may be signed by said attorney to any and all amendments to such Registration Statement.


     IN WITNESS WHEREOF, I have hereunder set my hand on this 11th day of April 2000.


                                                        /s/ Kathleen C. Cuocolo
                                                        -----------------------
                                                            Kathleen C. Cuocolo